WELLS FARGO BANK, N.A. Logo	Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue
New York, NY 10017

RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A. ("Wells Fargo"), hereby certifies as follows for the calendar year 2008:

(a) a review of Wells Fargo's activities as Trustee and/or Paying Agent under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period.

March 1, 2009

/s/ Judith Rishel
JUDITH RISHEL

Vice President

WELLS FARGO BANK, N.A. Logo	Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.

To: J.P. Morgan Chase Commercial Mortgage Securities Cor

Schedule A

List of Servicing Agreement(s) and Series

1
Pooling and Servicing Agreement for J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-C1, Commercial Mortgage Pass-Through Certificates Series 2007-C1, Wells Fargo Bank, N.A. as Trustee and Paying Agent, as applicable.